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                    United National Bancorp Announces Results
                        Of Annual Meeting of Shareholders

Bridgewater, NJ--May 30, 2003--United National Bancorp (Nasdaq: UNBJ), parent company of UnitedTrust Bank, announced the results from its Annual Meeting of Shareholders held May 20, 2003.

The six directors nominated by the Company's Board of Directors for additional terms were all reelected and each received more than 80% of the votes cast for directors at the meeting. The reelected directors are: Barbara Harding, William T. Kelleher, Jr., Charles N. Pond, Jr., Arlyn D. Rus, Ronald E. West and J. Marshall Wolff.

At the meeting, shareholders also approved the ratification of the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2003.

In his address to shareholders at the annual meeting, Thomas C. Gregor, chairman and chief executive officer of United National Bancorp, reviewed the Company's performance over the past year and noted the significance of the Vista Bancorp acquisition, completed during the third quarter of 2002. "We dramatically expanded our presence by successfully completing the Vista acquisition," stated Mr. Gregor. "The acquisition of Vista was the largest in our history, and its integration into our Company was flawless. We continue to recognize the cost savings benefits of a larger organization and expect the transaction to be accretive to earnings in the first year. We are now working hard to ensure that the momentum from this transaction continues to build throughout 2003."

Looking ahead, Mr. Gregor stated, "Our goal remains to continue to improve our financial performance. Specifically, we want to deliver a return on tangible equity in excess of 17.50%, restore our return on average assets to above 1.25% and improve our efficiency ratio to below 55%. At the same time, we want to grow our core deposits, and increase loans by 10% annually."





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United National Bancorp is a $3.0 billion asset holding company for UnitedTrust
Bank, a state chartered FDIC-insured commercial bank headquartered in Bridgewater, New Jersey operating 53 community banking offices throughout Essex, Hunterdon, Middlesex, Morris, Somerset, Union and Warren counties in New Jersey and Lehigh and Northampton counties in Pennsylvania. The Bank provides retail banking, alternative financial products, insurance services, business banking services, commercial lending, construction and commercial real estate lending, consumer and mortgage lending and trust and investment services. Visit United National Bancorp and UnitedTrust Bank on the World Wide Web at www.unitedtrust.com.

The foregoing contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about our confidence and strategies and our expectations about earnings, opportunities, and market conditions. These statements may be identified by such forward-looking terminology as "expect", "goal", "want", "believe", "look forward", or by expressions of confidence such as "for the coming months", "consistent", "continue", "strong", "optimistic", "very exciting" or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, expected cost savings from the Vista Merger or other planned programs not being realized or not being realized within the expected time frame; income or revenues being lower than expected or operating costs higher; competitive pressures in the banking or financial services industries increasing significantly; business disruption related to program implementation or methodologies; weakening of general economic conditions nationally or in New Jersey or Pennsylvania; changes in legal, regulatory and tax structures; and unanticipated occurrences delaying planned programs or initiatives or increasing their costs or decreasing their benefits. The Company does not assume any obligation for updating any such forward-looking statements at any time.

Contact: media, Donald E. Reinhard, 908-429-2370, or investors, Alfred J. Soles, 908-429-2406, both of United National Bancorp.

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